EXHIBIT 3.1
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                       CERTIFICATE OF AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                            UNDER SECTION 242 AND 245

                  Pursuant to Sections 303 and 103 of Title 8 of the General Corporation Law of the State of Delaware, John Foster and Peter T. Altavilla do hereby certify that:

         1. They are the chief executive officer and the secretary, respectively, of Applied Magnetics Corporation, a corporation organized and existing under the laws of the State of Delaware.

         2. The Certificate of Incorporation of the corporation is amended and restated in its entirety to read as follows:

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          APPLIED MAGNETICS CORPORATION

                  Applied Magnetics Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

         1. The name of the Corporation is Applied Magnetics Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was January 23, 1987.

         2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by (a) changing the name of the Corporation; (b) changing the authorized capital stock of the Corporation; and (c) eliminating the authority to issue nonvoting stock to the extent prohibited by the U.S. Bankruptcy Code.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                                    ARTICLE 1
                                      NAME

         The name of this corporation is INNOVATIVE MICRO TECHNOLOGY, INC.


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                                    ARTICLE 2

                                REGISTERED OFFICE

         The address of the Corporation's registered office and registered agent in the State of Delaware is The Corporation Trust Company 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.


                                    ARTICLE 3

                                     PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                    ARTICLE 4

                                  CAPITAL STOCK

                  A. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the corporation is authorized to issue is 25,000,000 shares, 22,500,000 of which shall be Common Stock with a par value of $.0001 per share, and 2,500,000 of which shall be Preferred Stock with a par value of $.0001 per share.

                  B. The Board of Directors of this corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in any Certificate of Designation or this corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation or acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of

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that series, but not below the number of shares of such series then outstanding or reserved for issuance upon conversion of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                    ARTICLE 5

                  AMENDMENT OF BYLAWS AND ELECTION OF DIRECTORS

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of this corporation is expressly authorized to make, alter or repeal the bylaws of this corporation. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of this corporation.


                                    ARTICLE 6

                                    LIABILITY

         To the fullest extent permitted by the law of the State of Delaware as it now exists or may hereafter be amended, no director or officer of this corporation shall be liable to this corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed by such director or officer, as applicable, to this corporation or its stockholders; provided, however, that liability of any director or officer shall not be eliminated or limited for acts or omissions which involve any breach of a director's or officers duty of loyalty to this corporation or its shareholders, intentional misconduct, fraud or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware or for transaction from which the officer or director derived an improper personal benefit.


                                    ARTICLE 7

                                DIRECTOR RELIANCE

         A director shall be fully protected in relying in good faith upon the books of account or other records of this corporation or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of this corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which this corporation's capital stock might properly be purchased or redeemed.


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                                    ARTICLE 8

                                 NONVOTING STOCK

                  Notwithstanding any contrary provision herein, the corporation will not issue nonvoting capital stock to the extent prohibited by Section 1123(a)(6) of Section 365 of Title 11 of the United States Code as in effect on the effective date of the Debtor's Third Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of September 24, 2001 (the "Bankruptcy Code"); provided, however, that this Article 8 (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

         4. The foregoing Restated Certificate of Incorporation was provided for under that certain Debtor's Third Amended and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of September 24, 2001, which has been confirmed by the order of the United States Bankruptcy Court for the Central District of California, and accordingly is deemed approved by the stockholders of the Corporation under
                  Section 303 of the General Corporation Law of the State of Delaware.

Date: November 20, 2001






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         John Foster,
         Chief Executive Officer


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         Peter T. Altavilla,
         Secretary














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